The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION       February 1, 2009

Pricing Supplement dated February _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                        $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to twenty four
                              (24) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), and some of six months ("Six Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 February 12, 2009

Issuance Date:                February 18, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on 18th day of each month,
 Coupon Payment Date (s):     unless that day is not a business day, in which
                              case the coupon payment date will be the following day that is a business day. The final coupon will be paid on the Maturity Date.

Three Month Notes:

             Valuation Date:  May 13, 2009

              Maturity Date:  May 18, 2009

Six Month Notes:

             Valuation Date:  August 13, 2009

              Maturity Date:  August 18, 2009

Reference Stock:

No.   Principal   Reference Stock                        Ticker     Coupon   Strike   Barrier   Term     CUSIP
---   ---------   ---------------                        ------     ------   ------   -------   ----     -----
       Amount                                                        Rate    Price    Price
       ------                                                        ----    -----    ------
1143      $       Apple Inc.                              AAPL       12.50%   $[ ]    75.00%  3 month   78008GZG0

1144      $       Amazon.com, Inc.                        AMZN       21.00%   $[ ]    65.00%  3 month   78008GZH8

1145      $       Bank of America Corporation             BAC        32.00%   $[ ]    65.00%  3 month   78008GZJ4

1146      $       CA Inc.                                 CA         11.00%   $[ ]    75.00%  3 month   78008GZK1

1147      $       Caterpillar Inc.                        CAT        10.00%   $[ ]    65.00%  3 month   78008GZL9

1148      $       Deere & Company                         DE         16.00%   $[ ]    65.00%  3 month   78008GZM7

1149      $       Devon Energy Corporation                DVN        13.00%   $[ ]    65.00%  3 month   78008GZN5

1150      $       Freeport-McMoRan Copper & Gold, Inc.    FCX        34.00%   $[ ]    65.00%  3 month   78008GZP0

1151      $       Frontier Oil Corporation                FTO        27.00%   $[ ]    65.00%  3 month   78008GZQ8

1152      $       General Electric Company                GE         22.00%   $[ ]    65.00%  3 month   78008GZR6

1153      $       Google Inc.                             GOOG       11.00%   $[ ]    75.00%  3 month   78008GZS4

1154      $       The Home Depot, Inc.                    HD         16.00%   $[ ]    75.00%  3 month   78008GZT2

1155      $       Hewlett-Packard Company                 HPQ        10.25%   $[ ]    75.00%  3 month   78008GZU9

1156      $       JPMorgan Chase & Co.                    JPM        34.00%   $[ ]    65.00%  3 month   78008GZV7

1157      $       Monsanto Company                        MON        22.00%   $[ ]    75.00%  3 month   78008GZW5

1158      $       Nucor Corporation                       NUE        16.00%   $[ ]    65.00%  3 month   78008GZX3

1159      $       U.S. Bancorp                            USB        29.00%   $[ ]    65.00%  3 month   78008GZY1

1160      $       Wells Fargo & Company                   WFC        33.00%   $[ ]    65.00%  3 month   78008GZZ8

1161      $       Wal-Mart Stores, Inc.                   WMT        11.00%   $[ ]    80.00%  3 month   78008GA28

1162      $       Chevron Corporation                     CVX        12.50%   $[ ]    75.00%  6 month   78008GA36

1163      $       Deere & Company                         DE         21.00%   $[ ]    65.00%  6 month   78008GA44

1164      $       Lowe's Companies, Inc.                  LOW        15.25%   $[ ]    65.00%  6 month   78008GA51

1165      $       Microsoft Corporation                   MSFT       15.00%   $[ ]    75.00%  6 month   78008GA69

1166      $       Pfizer Inc.                             PFE        10.00%   $[ ]    75.00%  6 month   78008GA77

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------







                         RBC Capital Markets Corporation
                                February _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     f101783424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                 the Barrier Price on      Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as      Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as             Maturity as        Shares of the    Percentage of
               of                    Percentage of           Percentage of         Reference        Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk

Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GZG0 (AAPL): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZH8 (AMZN): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZJ4 (BAC): [ ]% of each stated interest payment (32.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (32.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZK1 (CA): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZL9 (CAT): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZM7 (DE): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZN5 (DVN): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZP0 (FCX): [ ]% of each stated interest payment (34.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (34.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZQ8 (FTO): [ ]% of each stated interest payment (27.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (27.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZR6 (GE): [ ]% of each stated interest payment (22.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZS4 (GOOG): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZT2 (HD): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZU9 (HPQ): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZV7 (JPM): [ ]% of each stated interest payment (34.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (34.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZW5 (MON): [ ]% of each stated interest payment (22.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZX3 (NUE): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZY1 (USB): [ ]% of each stated interest payment (29.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (29.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZZ8 (WFC): [ ]% of each stated interest payment (33.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (33.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GA28 (WMT): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GA36 (CVX): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GA44 (DE): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GA51 (LOW): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GA69 (MSFT): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GA77 (PFE): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com, www.amazon.ca, www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk, www.amazon.de, www.amazon.co.jp and www.amazon.fr. In June 2008, the Company announced the acquisition of Fabric.com, an online fabric store that offers custom measured and cut fabrics, as well as patterns, sewing tools and accessories. In August 2008, Amazon.com purchased Shelfari. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. It operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2008, it acquired Countrywide Financial Corp. In January 2009, Bank of America Corporation announced the purchase of Merrill Lynch & Co., Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o    CA, Inc. (CA) is an independent provider of information technology
          (IT) management software. The Company designs, develops, markets, licenses and supports IT management software products that operate on a range of hardware platforms and operating systems. The Company helps customers govern, manage and secure their entire IT operation, all of the people, information, processes, systems, networks, applications and databases from a Web service to the mainframe, regardless of the hardware or software they are using. It licenses its products worldwide, principally to IT service providers, financial services companies, governmental agencies, retailers, manufacturers, educational institutions and healthcare institutions. CA offers its software products and solutions directly to its customers through its direct sales force and indirectly through global systems integrators, value-added partners, original equipment manufacturers and distribution partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09247

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chevron Corp. manages its investments in subsidiaries and affiliates, and provides administrative, financial, management and technology support to the United States and International subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas, and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum, and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00368

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In May 2008, the Company acquired T-Systems International, Inc. In June 2008, it acquired a 50 % equity investment in Xuzhou Xuwa Excavator Machinery Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries (the Refineries) in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day (bpd). Frontier's Cheyenne Refinery has a permitted crude oil capacity of 52,000 bpd on a 12-month average. It markets its refined products primarily in the eastern slope of the Rocky Mountain region, which encompasses eastern Colorado (including the Denver metropolitan area), eastern Wyoming and western Nebraska (the Eastern Slope). The Cheyenne Refinery has a coking unit, which allows the refinery to process amounts of heavy crude oil for use as a feedstock. During the year ended December 31, 2007, heavy crude oil constituted approximately 72% of the Cheyenne Refinery's total crude oil charge. In February 2007, the Company acquired Ethanol Management Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726

     o The Home Depot, Inc. is a home improvement retailer. The Company, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, the Company operates EXPO Design Center stores (EXPO), which offer products and services primarily related to design and renovation projects. As of February 3, 2008, the Company operated 2,234 stores in total, which included 1,950 The Home Depot stores, 34 EXPO stores, five Yardbirds stores and two THD Design Center stores in the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), 165 The Home Depot stores in Canada, 66 The Home Depot stores in Mexico and 12 The Home Depot stores in China. On August 30, 2007, the Company completed the sale of HD Supply.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o Hewlett-Packard Company is a provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses (SMBs) and large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices; imaging and printing-related products and services; enterprise information technology infrastructure, including enterprise storage and server technology and software that optimizes business technology investments, and multi-vendor customer services, including technology support and maintenance, consulting and integration and outsourcing services, as well as application services and business process outsourcing. During the fiscal year ended October 31, 2008, its operations were organized into seven business segments:
          Enterprise Storage and Servers, HP Services, HP Software, the Personal Systems Group, the Imaging and Printing Group, HP Financial Services and Corporate Investments.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04423

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc. is a home improvement retailer, with specific emphasis on retail do-it-yourself (DIY) customers, do-it-for-me (DIFM) customers, who utilize its installation services, and commercial business customers. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance. As of February 1, 2008, it operated 1,534 stores in 50 states and Canada, with 174 million square feet of retail selling space. Lowe's Companies, Inc. serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourselfers, and others buying for personal and family use. Commercial business customers include repair and remodeling contractors, electricians, landscapers, painters, plumbers, and commercial and residential property maintenance professionals, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Monsanto Company (Monsanto) along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions to produce foods for consumers and feed for animals. It has two segments: Seeds and Genomics, and Agricultural Productivity. In October 2008, the Company consummated the sale of its dairy business. In September 2007, Monsanto acquired Agroeste Sementes, a Brazilian corn seed company. Agroeste focuses on hybrid corn seed production and serves farmers throughout Brazil. In June 2008, it acquired De Ruiter and a related company. De Ruiter is a protected-culture vegetable seeds company based in the Netherlands with operations worldwide. In July 2008, the Company acquired Marmot, S.A., which operates Cristiani, a seed company. In December 2008, Monsanto acquired Aly Participacoes Ltda., which operates the sugarcane breeding and technology companies, CanaVialis S.A. and Alellyx S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. The Company also operates several other businesses, including the manufacture of gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of capability is immunotherapy with emphasis on Toll-like receptor research and development. In January 2008, it completed the acquisition of CovX Research LLC. In June 2008, Pfizer completed the acquisition of all remaining outstanding shares of common stock of Encysive Pharmaceuticals, Inc. through a merger of Pfizer's wholly owned subsidiary, Explorer Acquisition Corp., with and into Encysive.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It has three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. Effective December 31, 2008, Wells Fargo & Co. announced that it has completed its merger with Wachovia Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Wal-Mart Stores, Inc. (Wal-Mart) operates retail stores in various formats around the world. The Company earns the trust of its customers every day by providing an assortment of merchandise and services at every day low prices (EDLP), while fostering a culture that rewards and embraces mutual respect, integrity and diversity. Wal-Mart's operations comprise three business segments: Wal-Mart Stores, Sam's Club and International. Its Wal-Mart Stores segment is the largest segment of the Company's business, accounting for 64% of its net sales, during the fiscal year ended January 31, 2008 (fiscal 2008), and operates stores in three different formats in the United States, as well as Wal-Mart's online retail operations, walmart.com. Its Sam's Club segment consists of membership warehouse clubs in the United States and the segment's online retail operations, samsclub.com. Sam's Club accounted for 11.8% of its net sales during fiscal 2008. In January 2009, it acquired 57% of D&S SA.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06991

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006, 2007 and 2008 as well as for the period from January 1, 2009 through January 30, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               45.44                     31.3                      41.67
   04/01/2005         06/30/2005               44.45                     33.11                     36.81
   07/01/2005         09/30/2005               54.56                     36.29                     53.61
   10/01/2005         12/30/2005               75.46                     47.87                     71.89

   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   09/30/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   03/31/2007         06/29/2007              127.61                     89.6                     122.04
   06/30/2007         09/28/2007              155                       111.62                    153.47
   09/29/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/30/2008              192.24                    143.61                    167.44
   07/01/2008         09/30/2008              180.91                    100.59                    113.66
   10/01/2008         12/31/2008              116.4                      79.14                     85.35

   01/01/2009         01/30/2009               97.17                     78.2                      90.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               45.44                     32.82                     34.27
   04/01/2005         06/30/2005               36.99                     30.6                      33.09
   07/01/2005         09/30/2005               46.97                     32.79                     45.3
   10/01/2005         12/30/2005               50.001                    38.72                     47.15

   01/01/2006         03/31/2006               48.58                     35.1391                   36.53
   04/01/2006         06/30/2006               38.84                     31.52                     38.68
   07/01/2006         09/29/2006               38.62                     25.76                     32.12
   09/30/2006         12/29/2006               43.25                     30.58                     39.46

   01/01/2007         03/30/2007               42                        36.3                      39.79
   03/31/2007         06/29/2007               74.72                     39.55                     68.41
   06/30/2007         09/28/2007               94.26                     68.01                     93.15
   09/29/2007         12/31/2007              101.09                     76.5                      92.64

   01/01/2008         03/31/2008               97.43                     61.2                      71.3
   04/01/2008         06/30/2008               84.88                     70.65                     73.33
   07/01/2008         09/30/2008               91.75                     61.32                     72.76
   10/01/2008         12/31/2008               71.99                     34.68                     51.28

   01/01/2009         01/30/2009               59.74                     47.63                     58.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               47.2                      43.4                      44.1
   04/01/2005         06/30/2005               47.44                     43.47                     45.61
   07/01/2005         09/30/2005               46.05                     41.13                     42.1
   10/01/2005         12/30/2005               47.25                     41.38                     46.15

   01/01/2006         03/31/2006               47.24                     42.75                     45.54
   04/01/2006         06/30/2006               50.5                      45.26                     48.1
   07/01/2006         09/29/2006               54                        47.59                     53.57
   09/30/2006         12/29/2006               55.08                     51.32                     53.39

   01/01/2007         03/30/2007               54.21                     48.36                     51.02
   03/31/2007         06/29/2007               52.2                      48.55                     48.89
   06/30/2007         09/28/2007               52.78                     46.52                     50.27
   09/29/2007         12/31/2007               52.96                     40.61                     41.26

   01/01/2008         03/31/2008               45.08                     33.12                     37.91
   04/01/2008         06/30/2008               41.8641                   22.44                     23.87
   07/01/2008         09/30/2008               39.5                      18.44                     35
   10/01/2008         12/31/2008               38.5                      10.01                     14.08

   01/01/2009         01/30/2009               14.81                      5.05                      6.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   CA Inc (CA)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               31.35                     26.25                     27.1
   04/01/2005         06/30/2005               29.47                     26.55                     27.48
   07/01/2005         09/30/2005               29.59                     26.04                     27.81
   10/01/2005         12/30/2005               29.71                     26.14                     28.19

   01/01/2006         03/31/2006               29.5                      26.58                     27.21
   04/01/2006         06/30/2006               27.34                     19.69                     20.55
   07/01/2006         09/29/2006               24.46                     18.97                     23.69
   09/30/2006         12/29/2006               25.49                     21.29                     22.65

   01/01/2007         03/30/2007               27.46                     22.98                     25.91
   03/31/2007         06/29/2007               28.46                     24.72                     25.83
   06/30/2007         09/28/2007               26.98                     22.86                     25.72
   09/29/2007         12/31/2007               28.11                     24.02                     24.95

   01/01/2008         03/31/2008               26.62                     20.21                     22.5
   04/01/2008         06/30/2008               26.68                     21.54                     23.09
   07/01/2008         09/30/2008               24.67                     18.3089                   19.96
   10/01/2008         12/31/2008               20.99                     12                        18.53

   01/01/2009         01/30/2009               19.18                     16.91                     17.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               49.98                     43.2                      45.72
   04/01/2005         06/30/2005               51.49                     41.305                    47.655
   07/01/2005         09/30/2005               59.88                     47.425                    58.75
   10/01/2005         12/30/2005               59.84                     48.25                     57.77

   01/01/2006         03/31/2006               77.21                     57.05                     71.81
   04/01/2006         06/30/2006               82.03                     64.41                     74.48
   07/01/2006         09/29/2006               75.43                     62.09                     65.8
   09/30/2006         12/29/2006               70.92                     58.82                     61.33

   01/01/2007         03/30/2007               68.43                     57.98                     67.03
   03/31/2007         06/29/2007               82.89                     65.86                     78.3
   06/30/2007         09/28/2007               87                        70.59                     78.43
   09/29/2007         12/31/2007               82.74                     67                        72.56

   01/01/2008         03/31/2008               78.63                     59.6                      78.29
   04/01/2008         06/30/2008               85.96                     72.56                     73.82
   07/01/2008         09/30/2008               75.87                     58.11                     59.6
   10/01/2008         12/31/2008               59.03                     31.95                     44.67

   01/01/2009         01/30/2009               47.12                     30.06                     30.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Chevron Corp (CVX)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               63.15                     50.4                      58.31
   04/01/2005         06/30/2005               59.48                     49.81                     55.92
   07/01/2005         09/30/2005               65.98                     56.11                     64.73
   10/01/2005         12/30/2005               65.49                     54.8                      56.77

   01/01/2006         03/31/2006               62.72                     53.76                     57.97
   04/01/2006         06/30/2006               63.65                     55.41                     62.06
   07/01/2006         09/29/2006               68.47                     60.72                     64.86
   09/30/2006         12/29/2006               76.2                      62.22                     73.53

   01/01/2007         03/30/2007               74.98                     64.99                     73.96
   03/31/2007         06/29/2007               85.19                     74.05                     84.24
   06/30/2007         09/28/2007               95.5                      78.25                     93.58
   09/29/2007         12/31/2007               95.2                      81.92                     93.33

   01/01/2008         03/31/2008               95.21                     76.4                      85.36
   04/01/2008         06/30/2008              104.63                     84.57                     99.13
   07/01/2008         09/30/2008              100                        77.5                      82.48
   10/01/2008         12/31/2008               83.7                      55.5                      73.97

   01/01/2009         01/30/2009               78.45                     68                        70.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & CO (DE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005              37.205                     32.6                      33.565
   04/01/2005         06/30/2005              34.7                       29.35                     32.745
   07/01/2005         09/30/2005              36.99                      29.905                    30.6
   10/01/2005         12/30/2005              35.5                       28.495                    34.055

   01/01/2006         03/31/2006              40                         33.805                    39.525
   04/01/2006         06/30/2006              45.99                      38.1932                   41.745
   07/01/2006         09/29/2006              42.485                     33.45                     41.955
   09/30/2006         12/29/2006              50.7                       41.505                    47.535

   01/01/2007         03/30/2007              58.25                      45.115                    54.32
   03/31/2007         06/29/2007              62.82                      51.585                    60.37
   06/30/2007         09/28/2007              74.95                      56.955                    74.21
   09/29/2007         12/31/2007              93.74                      70.175                    93.12

   01/01/2008         03/31/2008              94.7658                    71.2                      80.44
   04/01/2008         06/30/2008              94.89                      70.16                     72.13
   07/01/2008         09/30/2008              74.18                      46.18                     49.5
   10/01/2008         12/31/2008              49.49                      28.5                      38.32

   01/01/2009         01/30/2009              46.76                      33.85                     34.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               49.42                     36.48                      47.75
   04/01/2005         06/30/2005               52.31                     40.6                       50.68
   07/01/2005         09/30/2005               70.35                     50.75                      68.64
   10/01/2005         12/30/2005               69.79                     54.01                      62.54

   01/01/2006         03/31/2006               69.97                     55.3                       61.17
   04/01/2006         06/30/2006               65.25                     48.94                      60.41
   07/01/2006         09/29/2006               74.75                     57.19                      63.15
   09/30/2006         12/29/2006               74.49                     58.55                      67.08

   01/01/2007         03/30/2007               71.24                     62.8                       69.22
   03/31/2007         06/29/2007               83.92                     69.3                       78.29
   06/30/2007         09/28/2007               85.2                      69.01                      83.2
   09/29/2007         12/31/2007               94.75                     80.05                      88.91

   01/01/2008         03/31/2008              108.13                     74.56                     104.33
   04/01/2008         06/30/2008              127.16                    101.31                     120.16
   07/01/2008         09/30/2008              127.43                     82.1                       91.2
   10/01/2008         12/31/2008               91.69                     54.4                       65.71

   01/01/2009         01/30/2009               73.11                     54.52                      61.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005              39.8195                   31.8556                   36.3727
   04/01/2005         06/30/2005              37.0155                   28.9439                   34.38
   07/01/2005         09/30/2005              45.9548                   34.0862                   45.1282
   10/01/2005         12/30/2005              52.3354                   40.3173                   50.4288

   01/01/2006         03/31/2006              60.927                    44.158                    56.5894
   04/01/2006         06/30/2006              68.358                    41.4617                   53.3038
   07/01/2006         09/29/2006              59.9222                   45.7714                   51.9578
   09/30/2006         12/29/2006              62.1425                   46.4362                   55.73

   01/01/2007         03/30/2007              67.19                     48.85                     66.19
   03/31/2007         06/29/2007              85.5                      65.62                     82.82
   06/30/2007         09/28/2007             110.6                      67.07                    104.89
   09/29/2007         12/31/2007             120.2                      85.71                    102.44

   01/01/2008         03/31/2008             107.37                     68.96                     96.22
   04/01/2008         06/30/2008             127.24                     93                       117.19
   07/01/2008         09/30/2008             117.11                     51.21                     56.85
   10/01/2008         12/31/2008              56.75                     15.7                      24.44

   01/01/2009         01/30/2009              31.44                     21.16                     25.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               9.003                     5.8312                    8.8468
   04/01/2005         06/30/2005              14.5512                    9.003                    14.3218
   07/01/2005         09/30/2005              22.5343                   12.9555                   21.6413
   10/01/2005         12/30/2005              22.383                    15.3905                   18.765

   01/01/2006         03/31/2006              30.98                     18.99                     29.675
   04/01/2006         06/30/2006              33.1                      23.75                     32.4
   07/01/2006         09/29/2006              37.8                      24.33                     26.58
   09/30/2006         12/29/2006              33                        24                        28.74

   01/01/2007         03/30/2007              33.75                     25.47                     32.64
   03/31/2007         06/29/2007              45.75                     31.95                     43.77
   06/30/2007         09/28/2007              49.1                      31.61                     41.64
   09/29/2007         12/31/2007              49.13                     39.54                     40.58

   01/01/2008         03/31/2008              41                        25.22                     27.26
   04/01/2008         06/30/2008              33                        23.03                     23.91
   07/01/2008         09/30/2008              24.26                     16.49                     18.42
   10/01/2008         12/31/2008              18.38                      7.51                     12.63

   01/01/2009         01/30/2009              15.25                     11.8                      14.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               36.89                     34.95                     36.06
   04/01/2005         06/30/2005               37.34                     34.15                     34.65
   07/01/2005         09/30/2005               35.78                     32.85                     33.67
   10/01/2005         12/30/2005               36.34                     32.67                     35.05

   01/01/2006         03/31/2006               35.63                     32.21                     34.78
   04/01/2006         06/30/2006               35.24                     32.78                     32.96
   07/01/2006         09/29/2006               35.65                     32.06                     35.3
   09/30/2006         12/29/2006               38.49                     34.62                     37.21

   01/01/2007         03/30/2007               38.28                     33.9                      35.36
   03/31/2007         06/29/2007               39.77                     34.55                     38.28
   06/30/2007         09/28/2007               42.07                     36.2                      41.4
   09/29/2007         12/31/2007               42.15                     36.07                     37.07

   01/01/2008         03/31/2008               37.742                    31.65                     37.01
   04/01/2008         06/30/2008               38.52                     26.15                     26.69
   07/01/2008         09/30/2008               30.39                     22.16                     25.5
   10/01/2008         12/31/2008               25.75                     12.58                     16.2

   01/01/2009         01/30/2009               17.24                     11.87                     12.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Google Inc (GOOG)
                                (Aug-04 - Aug-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005              216.8                     172.57                     180.51
   04/01/2005         06/30/2005              309.25                    179.84                     294.15
   07/01/2005         09/30/2005              320.95                    273.35                     316.46
   10/01/2005         12/30/2005              446.21                    290.685                    414.86

   01/01/2006         03/31/2006              475.11                    331.55                     390
   04/01/2006         06/30/2006              450.72                    360.57                     419.33
   07/01/2006         09/29/2006              427.89                    363.36                     401.9
   09/30/2006         12/29/2006              513                       398.19                     460.48

   01/01/2007         03/30/2007              513                       437                        458.16
   03/31/2007         06/29/2007              534.99                    452.12                     522.7
   06/30/2007         09/28/2007              571.79                    480.46                     567.27
   09/29/2007         12/31/2007              747.24                    569.61                     691.48

   01/01/2008         03/31/2008              697.37                    412.11                     440.47
   04/01/2008         06/30/2008              602.45                    441                        526.42
   07/01/2008         09/30/2008              555.68                    380.71                     400.52
   10/01/2008         12/31/2008              416.98                    247.3                      307.65

   01/01/2009         01/30/2009              352.33                    282.75                     338.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               43.27                     37.44                     38.24
   04/01/2005         06/30/2005               40.93                     34.56                     38.9
   07/01/2005         09/30/2005               43.98                     37.144                    38.14
   10/01/2005         12/30/2005               43.3                      37.48                     40.48

   01/01/2006         03/31/2006               43.95                     38.5                      42.3
   04/01/2006         06/30/2006               42.93                     35.63                     35.79
   07/01/2006         09/29/2006               37.65                     32.85                     36.27
   09/30/2006         12/29/2006               40.37                     35.55                     40.16

   01/01/2007         03/30/2007               42.01                     36.35                     36.74
   03/31/2007         06/29/2007               41.19                     36.6                      39.35
   06/30/2007         09/28/2007               41.01                     31.85                     32.44
   09/29/2007         12/31/2007               34.55                     25.57                     26.94

   01/01/2008         03/31/2008               31.08                     23.77                     27.97
   04/01/2008         06/30/2008               30.5                      23.32                     23.42
   07/01/2008         09/30/2008               30.74                     20.76                     25.89
   10/01/2008         12/31/2008               26.09                     17.05                     23.02

   01/01/2009         01/30/2009               25.49                     21.3                      21.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Hewlett-Packard Co (HPQ)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               22.26                     18.89                     21.94
   04/01/2005         06/30/2005               24.7                      19.81                     23.51
   07/01/2005         09/30/2005               29.51                     23.05                     29.2
   10/01/2005         12/30/2005               30.25                     25.53                     28.63

   01/01/2006         03/31/2006               34.52                     28.37                     32.9
   04/01/2006         06/30/2006               34.45                     29                        31.68
   07/01/2006         09/29/2006               37.25                     29.98                     36.69
   09/30/2006         12/29/2006               41.7                      36.7                      41.19

   01/01/2007         03/30/2007               43.72                     38.15                     40.14
   03/31/2007         06/29/2007               46.29                     40.05                     44.62
   06/30/2007         09/28/2007               51.09                     43.64                     49.79
   09/29/2007         12/31/2007               53.48                     47.45                     50.48

   01/01/2008         03/31/2008               50.98                     39.99                     45.66
   04/01/2008         06/30/2008               49.97                     43.27                     44.21
   07/01/2008         09/30/2008               49.2                      40.83                     46.24
   10/01/2008         12/31/2008               46.72                     28.23                     36.29

   01/01/2009         01/30/2009               39.53                     33.18                     34.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               39.69                     34.32                     34.6
   04/01/2005         06/30/2005               36.5                      33.35                     35.32
   07/01/2005         09/30/2005               35.95                     33.31                     33.93
   10/01/2005         12/30/2005               40.56                     32.92                     39.69

   01/01/2006         03/31/2006               42.43                     37.88                     41.64
   04/01/2006         06/30/2006               46.8                      39.33                     42
   07/01/2006         09/29/2006               47.49                     40.4                      46.96
   09/30/2006         12/29/2006               49                        45.51                     48.3

   01/01/2007         03/30/2007               51.95                     45.91                     48.38
   03/31/2007         06/29/2007               53.25                     47.7                      48.45
   06/30/2007         09/28/2007               50.48                     42.16                     45.82
   09/29/2007         12/31/2007               48.02                     40.15                     43.65

   01/01/2008         03/31/2008               49.29                     36.01                     42.95
   04/01/2008         06/30/2008               49.95                     33.96                     34.31
   07/01/2008         09/30/2008               49                        29.24                     46.7
   10/01/2008         12/31/2008               50.63                     19.69                     31.53

   01/01/2009         01/30/2009               31.64                     17.7                      25.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               29.985                    27.535                    28.545
   04/01/2005         06/30/2005               29.995                    25.36                     29.11
   07/01/2005         09/30/2005               34.475                    28.5                      32.2
   10/01/2005         12/30/2005               34.85                     28.915                    33.33

   01/01/2006         03/31/2006               34.825                    30.58                     32.22
   04/01/2006         06/30/2006               33.48                     29.5                      30.335
   07/01/2006         09/29/2006               31.15                     26.15                     28.06
   09/30/2006         12/29/2006               31.98                     27.85                     31.15

   01/01/2007         03/30/2007               35.74                     29.87                     31.49
   03/31/2007         06/29/2007               33.19                     30.35                     30.69
   06/30/2007         09/28/2007               32.53                     25.98                     28.02
   09/29/2007         12/31/2007               31.72                     21.01                     22.62

   01/01/2008         03/31/2008               26.87                     19.94                     22.94
   04/01/2008         06/30/2008               27.18                     20.52                     20.75
   07/01/2008         09/30/2008               28.49                     18                        23.69
   10/01/2008         12/31/2008               23.73                     15.76                     21.52

   01/01/2009         01/30/2009               23.17                     18.15                     18.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               32.51                     25                        32.25
   04/01/2005         06/30/2005               34.4                      27.755                    31.435
   07/01/2005         09/30/2005               34.615                    27.8                      31.375
   10/01/2005         12/30/2005               39.925                    28.19                     38.765

   01/01/2006         03/31/2006               44.18                     39.095                    42.375
   04/01/2006         06/30/2006               44.88                     37.905                    42.095
   07/01/2006         09/29/2006               48.45                     40.925                    47.01
   09/30/2006         12/29/2006               53.49                     42.75                     52.53

   01/01/2007         03/30/2007               57.08                     49.1                      54.96
   03/31/2007         06/29/2007               68.81                     54.34                     67.54
   06/30/2007         09/28/2007               86.9                      58.5                      85.74
   09/29/2007         12/31/2007              116.25                     82.51                    111.69

   01/01/2008         03/31/2008              129.28                     90.5                     111.5
   04/01/2008         06/30/2008              145.8                     104.6                     126.44
   07/01/2008         09/30/2008              126.91                     92.67                     98.98
   10/01/2008         12/31/2008              100.69                     63.47                     70.35

   01/01/2009         01/30/2009               87.32                     69.74                     76.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               27.1                      23.82                     24.17
   04/01/2005         06/30/2005               26.09                     23.94                     24.84
   07/01/2005         09/30/2005               27.94                     24.5                      25.73
   10/01/2005         12/30/2005               28.25                     24.25                     26.15

   01/01/2006         03/31/2006               28.38                     26.1                      27.21
   04/01/2006         06/30/2006               27.941                    21.4599                   23.3
   07/01/2006         09/29/2006               27.52                     22.23                     27.35
   09/30/2006         12/29/2006               30.26                     27.15                     29.86

   01/01/2007         03/30/2007               31.48                     26.6                      27.87
   03/31/2007         06/29/2007               31.16                     27.56                     29.47
   06/30/2007         09/28/2007               31.84                     27.51                     29.46
   09/29/2007         12/31/2007               37.5                      29.29                     35.6

   01/01/2008         03/31/2008               35.96                     26.87                     28.38
   04/01/2008         06/30/2008               32.1                      27.11                     27.51
   07/01/2008         09/30/2008               28.5                      23.5                      26.69
   10/01/2008         12/31/2008               27.47                     17.5                      19.44

   01/01/2009         01/30/2009               21                        16.75                     17.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005              29.8132                   21.4056                   26.2962
   04/01/2005         06/30/2005              27.1139                   20.9218                   20.9539
   07/01/2005         09/30/2005              28.2019                   21.009                    27.2116
   10/01/2005         12/30/2005              32.3873                   23.9087                   31.0079

   01/01/2006         03/31/2006              51.2772                   31.2635                   48.9367
   04/01/2006         06/30/2006              56.3199                   41.843                    51.1612
   07/01/2006         09/29/2006              52.755                    42.5511                   47.1488
   09/30/2006         12/29/2006              64.3544                   45.2529                   52.5473

   01/01/2007         03/30/2007              64.7589                   51.1437                   63.0927
   03/31/2007         06/29/2007              67.7426                   54.7868                   57.3078
   06/30/2007         09/28/2007              63.2682                   40.6675                   58.6004
   09/29/2007         12/31/2007              64.02                     49.3773                   58.6484

   01/01/2008         03/31/2008              74.9396                   47.2594                   67.2708
   04/01/2008         06/30/2008              82.9812                   65.4336                   74.3454
   07/01/2008         09/30/2008              73.5688                   35.48                     39.5
   10/01/2008         12/31/2008              48.29                     25.25                     46.2

   01/01/2009         01/30/2009              49                        36.95                     40.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Pfizer Inc (PFE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               27.35                     23.8                      26.27
   04/01/2005         06/30/2005               29.21                     25.52                     27.58
   07/01/2005         09/30/2005               27.82                     24.67                     24.97
   10/01/2005         12/30/2005               25.57                     20.27                     23.32

   01/01/2006         03/31/2006               26.84                     23.6                      24.92
   04/01/2006         06/30/2006               25.72                     22.51                     23.47
   07/01/2006         09/29/2006               28.58                     22.16                     28.36
   09/30/2006         12/29/2006               28.6                      23.75                     25.9

   01/01/2007         03/30/2007               27.41                     24.55                     25.26
   03/31/2007         06/29/2007               27.73                     25.23                     25.57
   06/30/2007         09/28/2007               26.15                     23.13                     24.43
   09/29/2007         12/31/2007               25.71                     22.24                     22.73

   01/01/2008         03/31/2008               24.24                     20.19                     20.93
   04/01/2008         06/30/2008               21.6                      17.12                     17.47
   07/01/2008         09/30/2008               20.13                     17.16                     18.44
   10/01/2008         12/31/2008               19.39                     14.26                     17.71

   01/01/2009         01/30/2009               18.48                     14.50                     14.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               31.36                     28.17                     28.82
   04/01/2005         06/30/2005               29.91                     26.8                      29.2
   07/01/2005         09/30/2005               30.91                     27.77                     28.08
   10/01/2005         12/30/2005               31.21                     27.32                     29.89

   01/01/2006         03/31/2006               31.31                     28.99                     30.5
   04/01/2006         06/30/2006               31.89                     30.17                     30.88
   07/01/2006         09/29/2006               33.42                     30.54                     33.22
   09/30/2006         12/29/2006               36.85                     32.96                     36.19

   01/01/2007         03/30/2007               36.84                     34.4                      34.97
   03/31/2007         06/29/2007               35.18                     32.74                     32.95
   06/30/2007         09/28/2007               34.17                     29.09                     32.53
   09/29/2007         12/31/2007               34.25                     30.21                     31.74

   01/01/2008         03/31/2008               35.01                     27.86                     32.36
   04/01/2008         06/30/2008               35.25                     27.78                     27.89
   07/01/2008         09/30/2008               42.23                     20.57                     36.02
   10/01/2008         12/31/2008               37.31                     20.22                     25.01

   01/01/2009         01/30/2009               25.43                     11.8                      14.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005              31.375                    29.075                    29.9
   04/01/2005         06/30/2005              31.11                     28.885                    30.79
   07/01/2005         09/30/2005              31.435                    29                        29.285
   10/01/2005         12/30/2005              32.35                     28.81                     31.415

   01/01/2006         03/31/2006              32.755                    30.31                     31.935
   04/01/2006         06/30/2006              34.855                    31.9                      33.54
   07/01/2006         09/29/2006              36.89                     33.355                    36.18
   09/30/2006         12/29/2006              36.99                     34.9                      35.56

   01/01/2007         03/30/2007              36.64                     33.01                     34.43
   03/31/2007         06/29/2007              36.49                     33.93                     35.17
   06/30/2007         09/28/2007              37.99                     32.66                     35.62
   09/29/2007         12/31/2007              37.78                     29.29                     30.19

   01/01/2008         03/31/2008              34.56                     24.38                     29.1
   04/01/2008         06/30/2008              32.4                      23.46                     23.75
   07/01/2008         09/30/2008              44.675                    20.46                     37.53
   10/01/2008         12/31/2008              38.95                     19.89                     29.48

   01/01/2009         01/30/2009              30.47                     13.74                     18.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Wal-Mart Stores Inc (WMT)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
   ----------            ----                   ---                      ---                       ---
   01/01/2005         03/31/2005               54.6                      50.06                     50.11
   04/01/2005         06/30/2005               50.5                      46.2                      48.2
   07/01/2005         09/30/2005               50.69                     42.31                     43.82
   10/01/2005         12/30/2005               50.87                     43.3                      46.8

   01/01/2006         03/31/2006               48.87                     44.52                     47.24
   04/01/2006         06/30/2006               50                        44.99                     48.17
   07/01/2006         09/29/2006               49.95                     42.31                     49.32
   09/30/2006         12/29/2006               52.15                     44.8                      46.18

   01/01/2007         03/30/2007               50.42                     45.06                     46.95
   03/31/2007         06/29/2007               51.44                     46.32                     48.11
   06/30/2007         09/28/2007               49.26                     42.09                     43.65
   09/29/2007         12/31/2007               50.05                     42.5                      47.53

   01/01/2008         03/31/2008               54.15                     43.11                     52.68
   04/01/2008         06/30/2008               59.95                     52.81                     56.2
   07/01/2008         09/30/2008               63.85                     55.34                     59.89
   10/01/2008         12/31/2008               60.3                      47                        56.06

   01/01/2009         01/30/2009               57.51                     46.92                     47.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about February 18, 2009 which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                February _, 2009